    As filed with the Securities and Exchange Commission on February 24, 1998.
                                                   Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            DUPONT PHOTOMASKS, INC.
            (Exact name of registrant as specified in its charter)

                  DELAWARE                               74-2238819
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                                  100 TEXAS AVENUE
                               ROUND ROCK, TEXAS 78664
                     (Address of Principal Executive Offices)

                  1997 STOCK OPTION AND RESTRICTED STOCK PLAN
                           (Full title of the plan)

       J. Michael Hardinger                                    Copy to:
Chairman of the Board and Chief Executive Officer        Ronald G. Skloss, Esq.
             100 Texas Avenue                         Brobeck, Phleger & Harrison LLP
         Round Rock, Texas 78664                            301 Congress Avenue
             (512) 310-6559                                      Suite 1200
    (Name, address and telephone number,                   Austin, Texas 78701
 including area code, of agent for service)                   (512) 477-5495

                        CALCULATION OF REGISTRATION FEE


    Title of                                         Proposed Maximum     Proposed Maximum      Amount of
Securities to Be                    Amount to be      Offering Price     Aggregate Offering   Registration
  Registered                      Registration (1)     per Share(2)           Price(2)            Fee(2)
------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $0.01
par value per share..............    3,000,000            $52.57           $76,690,869.59      $22,621.88

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement is deemed to include additional shares of Common Stock which become issuable under the terms of the 1997 Stock Option and Restricted Stock Plan (the "1997 Plan") to prevent dilution resulting from any future stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the price per share of the Common Stock offered hereunder pursuant to the 1997 Plan is based upon (i) 2,521,847 shares of Common Stock originally reserved for issuance under the 1997 Plan that are not currently subject to outstanding options and have not been issued as restricted stock grants under the 1997 Plan, at a price per share of $39.38, which is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ National Market on February 17, 1998; and

     (ii) 478,153 shares of Common Stock reserved for issuance under the 1997 Plan subject to stock options already granted thereunder at a weighted average exercise price of $52.57 per share. The 3,000,000 shares reserved for issuance under the 1997 Plan include 1,212,696 shares previously issuable under the registrant's Stock Performance Plan (the "Predecessor Plan"), which shares ceased to be available for issuance under the Predecessor Plan (and were effectively reserved for issuance under the 1997 Plan) at the time of adoption of the 1997 Plan on June 9, 1997. Pursuant to General Instruction E to Form S-8, the registration fee has been calculated solely on the basis of the additional 1,787,304 shares of Common Stock authorized for issuance under the 1997 Plan and not previously reserved under the Predecessor Plan.

(3) The registration fee applicable to the 1,212,696 shares previously reserved under the Predecessor Plan was paid in connection with the previous registration of such shares on Form S-8 (Reg. No. 333-21847).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Information by Reference

     The following documents, which DuPont Photomasks, Inc. (the "Registrant") previously filed with the Securities and Exchange Commission (the "SEC"), are hereby incorporated and made a part of this Registration Statement by reference:

    1. Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     2. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

     3. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997.

     4. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (Reg. No. 0-20839), dated June 10, 1996, and filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), in which is described the terms, rights and provisions applicable to the Registrant's Common Stock.

     All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and will be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein that is modified or superseded by a statement in any document subsequently filed by Registrant will be deemed to be modified or superseded to the same extent for purposes of this Registration Statement.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interest of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Officers and Directors

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person, including any officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify them against the expenses which such officer or director actually and reasonably incurred.

     The Certificate of Incorporation of the Registrant provides that no director of the Registrant will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. Pursuant to Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Registrant eliminates such liability, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     The Registrant has purchased a directors' and officers' liability insurance policy. The Bylaws of the Registrant provide for indemnification of the officers and directors of the Company to the fullest extent permitted by the applicable law. In addition, the Company has entered into indemnification agreements with each of its directors, pursuant to which they are entitled to advances for the costs of defending actions against them in addition to that provided by the indemnification provisions in the Certificate of Incorporation or the Company's officers' and directors' insurance policy.

Item 7.  Exemption From Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The exhibits listed in the accompanying index to exhibits are filed or incorporated as a part of this Registration Statement.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, Texas, on February 24, 1998:

                                       DUPONT PHOTOMASKS, INC.

                                       By: /s/ J. Michael Hardinger
                                          -----------------------------------
                                          J. Michael Hardinger, Chairman
                                          and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints J. Michael Hardinger and David
S. Gino, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective and post effective) to this Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in multiple counterparts.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ J. Michael Hardinger                                       February 24, 1998
------------------------------
J. Michael Hardinger
Chairman and Chief Executive Officer, Director
(Principal Executive Officer)

/s/ Preston M. Adcox                                           February 24, 1998
------------------------------
Preston M. Adcox
President and Chief Operating Officer

/s/ David S. Gino                                              February 24, 1998
------------------------------
David S. Gino
Executive Vice President-Finance and Chief Financial
Officer (Principal Financial and Accounting Officer)

/s/ John L. Doyle                                              February 24, 1998
------------------------------
John L. Doyle
Director

/s/ John W. Himes                                              February 24, 1998
------------------------------
John W. Himes
Director

/s/ John C. Hodgson                                            February 24, 1998
------------------------------
John C. Hodgson
Director

/s/ Peter G. Kehoe                                             February 24, 1998
------------------------------
Peter G. Kehoe
Director

/s/ Gary W. Pankonien                                          February 24, 1998
------------------------------
Gary W. Pankonien
Director

/s/ John C. Sargent                                            February 24, 1998
------------------------------
John C. Sargent
Director

/s/ Marshall C. Tumer                                          February 24, 1998
------------------------------
Marshall C. Tumer
Director

/s/ Susan A. Vladuchick                                        February 24, 1998
------------------------------
Susan A. Vladuchick
Director

                               INDEX TO EXHIBITS

An asterisk below indicates an exhibit previously filed with the Securities and Exchange Commission as an exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, such exhibit being incorporated from the exhibits to the Form 10-K by reference.


Exhibit
Number    Description of Exhibit

 4.1 Instruments defining the Rights of Security holders. (Reference is made to Registrant's Registration Statement on Form 8-A (Reg.
          No. 0-20839), dated June 10, 1996, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3.4 hereof.)

*4.2 1997 Stock Option and Restricted Stock Plan [Exhibit 10.15 to the Annual Report on Form 10-K for the fiscal year ended June 30, 1997]

 4.3 Form of Non-Qualified Stock Option Agreement for use under the 1997 Stock Option and Restricted Stock Plan

 4.4 Form of Incentive Stock Option Agreement for use under the 1997 Stock Option and Restricted Stock Plan

 5.1      Opinion of Brobeck, Phleger & Harrison LLP

23.1      Consent of Price Waterhouse LLP

23.2 Consent of Brobeck, Phleger & Harrison LLP [included in the firm's opinion filed as Exhibit 5.1]

24.1      Power of Attorney (see signature page of this Registration Statement)